Exhibit 3

                            ARTICLES OF INCORPORATION

                                       OF

                              IDS ENGINEERING, INC.

                                    ARTICLE I

              The name of the corporation is IDS ENGINEERING, INC.

                                   ARTICLE II

                    The period of its duration is perpetual.

                                   ARTICLE III

        The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                   ARTICLE IV

        The aggregate number of shares which the corporation shall have the authority to issue is One Million (1,000,000) shares of no par value.

                                    ARTICLE V

        This corporation will not commence business until it has received for the issuance of its shares consideration of the value of one Thousand and No/100 Dollars ($1,000.00), consisting of money, labor done or property actually received.
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                                   ARTICLE VI

         The post off ice address of the initial Registered Off ice is 600 Century Plaza Dr. Bldg. 140 77073, and the name of its initial Registered Agent at such address is William A. Coskey

                                  ARTICLE VII

         The number of initial Directors is one (1) and the name and address of the Director is:

                        William A. Coskey
                        600 Century Plaza Dr., Bldg 140
                        Houston, Texas 77073

                                  ARTICLE VIII

        The name and address of the Incorporator is as follows:

                Johnny J. Williams
                13831 Northwest Freeway, Suite 155
                Houston, Texas 77040


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                               THE STATE OF TEXAS
                               SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              IDS ENGINEERING, INC.
                             CHARTER NUMBER 01464129

        THE UNDERSIGNEDI AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED TN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

        ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

        ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE Of A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.

DATED OCT. 15, 1997

EFFECTIVE OCT. 15, 1997

Antonio 0. Garza, Jr Secretary of State